UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 6, 2014 (March 4, 2014)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement

On March 4, 2014, in connection with the appointment of Christopher Heinson as Sanchez Energy Corporation’s (the “Company”) Senior Vice President and Chief Operating Officer, as described below under Item 5.02, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Heinson (the “Indemnitee”).  The Indemnification Agreement requires the Company to, among other things, indemnify the Indemnitee against certain liabilities that may arise in connection with his status or service as one of the Company’s officers or in his capacity at other specified entities at which he serves at the Company’s request and to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification.  The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under Delaware General Corporation Law and is in addition to any other rights the Indemnitee may have under the Company’s organizational documents or applicable law.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of Senior Vice President and Chief Operating Officer

On March 4, 2014, Christopher Heinson was appointed to serve as the Senior Vice President and Chief Operating Officer of the Company, at which time, the Board of Directors of the Company delegated to Mr. Heinson the full duties of this position.

Mr. Heinson, 31, had served as the Company’s interim Chief Operating Officer from January 2014 to March 2014.  He joined the Company in March 2013 as the Senior Manager of Reservoir Engineering.  Prior to joining the Company, Mr. Heinson had served as a Senior Planning Engineer for Occidental Petroleum Corporation’s Williston Basin division from May 2011 to March 2013 and a Staff Reservoir Engineer for their Permian basin division from May 2007 to May 2011.  Mr. Heinson received his Bachelor of Science in Petroleum Engineering from the University of Texas at Austin.

Mr. Heinson will receive compensation and participate in benefit plans at levels consistent with his position and scope of responsibility.  Mr. Heinson is eligible to participate in the Company’s 2011 Long Term Incentive Compensation Plan (the “Plan”).  In connection with his employment, the Company granted 60,000 shares of restricted common stock, par value $0.01 per share (the “Common Stock”), to Mr. Heinson pursuant to the Plan.  Mr. Heinson’s grant of restricted Common Stock was made pursuant to a Restricted Stock Agreement, a form of which was previously filed with the Company’s registration statement on Form S-8 (File No. 333-178920) and is incorporated herein by reference, and will vest pro-rata over a three-year period.  Notwithstanding the foregoing, upon the occurrence of a

Change of Control (as defined in the Plan), the shares of restricted Common Stock will vest automatically.  In addition, in the event of Mr. Heinson’s death, the Committee (as defined in the Plan) may, but is not obligated to, accelerate the vesting of any or all of the shares of restricted Common Stock.

Mr. Heinson does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the Company and there are no arrangements or understandings between Mr. Heinson and any other person pursuant to which Mr. Heinson was appointed as the Senior Vice President and Chief Operating Officer.  There are no transactions in which Mr. Heinson had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibits

10.1	Indemnification Agreement, dated as of March 4, 2014, between Sanchez Energy Corporation and Christopher Heinson.

10.2	Form of Restricted Stock Agreement for employees (previously filed as Exhibit 10.1 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: March 6, 2014	By:	/s/ Michael G. Long
Michael G. Long
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibits

10.1	Indemnification Agreement, dated as of March 4, 2014, between Sanchez Energy Corporation and Christopher Heinson.

10.2	Form of Restricted Stock Agreement for employees (previously filed as Exhibit 10.1 to registrant’s Registration Statement on Form S-8 (File No. 333-178920) and incorporated herein by reference).